Exhibit 4.1

Sustainable Incremental Facility Notice

To: Skandinaviska Enskilda Banken AB (publ) as Agent

From: Oatly Group AB (publ) (reg. no. 559081-1989) as the Company;

Oatly AB (reg. no. 556446-1043) as Original Borrower and Obligors’ Agent;

Cereal Base CEBA Aktiebolag (reg. no. 556482-2988) as pledgor (the “Pledgor”); and

the entities listed in the Schedule as Sustainable Incremental Facility Lenders (the “Sustainable Incremental Facility Lenders”)

Dated: 23 June 2022

Oatly Group AB (publ) – SEK 3,600,000,000 Sustainable Revolving Credit Facility Agreement
originally dated 14 April 2021 (as amended and restated by an amendment and restatement agreement dated 14 July 2021 and as further amended by an amendment letter dated 28 March 2022) (the “Agreement”)

1.
We refer to the Agreement. This is a Sustainable Incremental Facility Notice. This Sustainable Incremental Facility Notice shall take effect as a Sustainable Incremental Facility Notice for the purposes of the Agreement. Terms defined in the Agreement have the same meaning in this Sustainable Incremental Facility Notice unless given a different meaning in this Sustainable Incremental Facility Notice.
2.
We refer to clause 8 (Establishment of Incremental Facilities) of the Agreement.
3.
We request the establishment of a Sustainable Incremental Facility with the following Sustainable Incremental Facility Terms:
(a)
Base Currency: SEK.
(b)
Optional Currencies: Same as for the Sustainable Revolving Facility.
(c)
Total Sustainable Incremental Facility Commitments: SEK 850,000,000.
(d)
Margin: Same as for the Sustainable Revolving Facility (for the avoidance of doubt, thereby also subject to the provisions of the definition of “Margin” set out in clause 1.1 (Definitions), clause 12.3 (Sustainability Adjustments) and clause 12.4 (Margin premium for Loans and Unpaid Sums in USD and GBP) of the Agreement).
(e)
Commitment fee: Same as for the Sustainable Revolving Facility (for the avoidance of doubt, commencing from and including the Establishment Date).
(f)
Borrower to which the Sustainable Incremental Facility is to be made available: Oatly AB.
(g)
Purpose(s) for which all amounts borrowed under the Sustainable Incremental Facility shall be applied pursuant to clause 3.1 (Purpose) of the Agreement: Same as for the Sustainable Revolving Facility.
(h)
Availability Period: Until the date falling one (1) month from the Termination Date applicable to the Sustainable Incremental Facility.
(i)
Sustainable Incremental Facility Conditions Precedent:

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(i)
a duly executed copy of the Fee Letter relating to the Sustainable Incremental Facility;
(ii)
a copy of the constitutional documents of the Company, the Original Borrower and the Pledgor;
(iii)
a copy of a resolution of the board of directors of the Original Borrower and the Pledgor;
(A)
approving the terms of, and the transactions contemplated by, this Sustainable Incremental Facility Notice and resolving that it execute, deliver and perform the Sustainable Incremental Facility Notice;
(B)
authorising a specified person or persons to execute this Sustainable Incremental Facility Notice on its behalf; and
(C)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Sustainable Incremental Facility Notice;
(iv)
a copy of a passport, identity card or driver’s license (each of which includes a copy of the signature) or a specimen of the signature of, in each case, each person that is authorised by the resolution referred to in paragraph (iii) above in relation to this Sustainable Incremental Facility Notice; and
(v)
a certificate of an authorised signatory of the Original Borrower and the Pledgor certifying that each copy document relating to it specified in paragraphs (ii) to (iv) above is a correct and complete copy of the original and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Sustainable Incremental Facility Notice.
(j)
Termination Date: Same as for the Sustainable Revolving Facility as at the date of this letter.
(k)
Type of facility: Revolving credit facility.
4.
The proposed Establishment Date is the date falling two (2) Business Days after the date of this Sustainable Incremental Facility Notice.
5.
The Agent acknowledges that the Majority Lenders have agreed to waive the 15 Business Days’ notice requirement set out in paragraph (a) of clause 8.2 (Delivery of a Sustainable Incremental Facility Notice) of the Agreement, provided that this Sustainable Incremental Facility Notice is duly completed and delivered to the Agent not later than 2 Business Days prior to the proposed Establishment Date specified in this Sustainable Incremental Facility Notice.
6.
The Company confirms that:
(a)
each of:
(i)
the Sustainable Incremental Facility Terms set out above;
(ii)
the Margin applicable to the Sustainable Incremental Facility;
(iii)
the fees payable to any arranger of the Sustainable Incremental Facility; and
(iv)
the Termination Date,

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comply with clause 8.5 (Restrictions on Sustainable Incremental Facility Terms and fees) of the Agreement;

(c)
the Sustainable Incremental Facility Lenders set out in this Sustainable Incremental Facility Notice comply with clause 8.1 (Sustainable Incremental Facility Lenders) of the Agreement;
(d)
each condition specified in paragraph (e)(i) of clause 8.6 (Conditions to establishment) of the Agreement is satisfied on the date of this Sustainable Incremental Facility Notice; and
(e)
it has complied with the conditions specified in paragraph (a) and (where applicable) paragraph (b) of clause 8.6 (Conditions to establishment) of the Agreement.
7.
The Company, the Original Borrower and (with respect to paragraph (b) below only) the Pledgor confirm that:
(a)
the guarantee and indemnity contained in clause 21 (Guarantee and Indemnity) of the Agreement shall continue in full force and effect and extend to the liabilities and obligations of each of the Obligors under the Finance Documents (including, for the avoidance of doubt, the Sustainable Incremental Facility); and
(b)
each of the security interests created under any Transaction Security Documents shall continue in full force and effect as security for the payment or discharge of all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of the relevant Obligor to the Secured Parties under the Finance Documents (including, for the avoidance of doubt, the Sustainable Incremental Facility), subject in each case to any limitations set out in the relevant Finance Documents.

8.
The Company undertakes that it shall, by no later than the date falling 14 days after the date of this Sustainable Incremental Facility Notice, deliver to the Agent:
(a)
a copy of a resolution of the board of directors of the Company;
(i)
ratifying the terms of, and the transactions contemplated by, this Sustainable Incremental Facility Notice and resolving that it execute, deliver and perform the Sustainable Incremental Facility Notice and the Fee Letter relating thereto;
(ii)
ratifying the execution of this Sustainable Incremental Facility Notice and the Fee Letter relating thereto on its behalf; and
(iii)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Sustainable Incremental Facility Notice and the Fee Letter relating thereto;
(l)
a copy of a passport, identity card or driver's license (each of which includes a copy of the signature) or a specimen of the signature of, in each case, each person that is authorised by the resolution referred to in paragraph (a) above in relation to this Sustainable Incremental Facility Notice and the Fee Letter relating hereto; and
(m)
a certificate of an authorised signatory of the Company certifying that each copy document relating to it specified in paragraphs (a) to (b) above is a correct and complete copy of the

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original and in full force and effect and has not been amended or superseded as at a date no earlier than the date of such certificate.
9.
The Sustainable Incremental Facility Lenders will only be obliged to comply with Clause 5.4 (Lenders’ Participation) in relation to any Sustainable Incremental Facility Loan under the Sustainable Incremental Facility established pursuant to this Sustainable Incremental Facility Notice if, on or before the Utilisation Date for that Loan, the Company has notified the Agent that the Group has received, on or prior to 31 December 2022, additional capital (whether in the form of equity and/or debt, provided that the incurrence of any such debt is permitted under the Finance Documents) in an amount which is not less than USD 400,000,000 (or its equivalent in any other currency or currencies) (the “Capital Raise Notice”). If the Company has not delivered the Capital Raise Notice to the Agent on or prior to 31 December 2022, the Sustainable Incremental Facility Commitments established pursuant to this Sustainable Incremental Facility Notice shall be immediately cancelled and, without prejudice to any commitment fee in respect of the Sustainable Incremental Facility that has accrued up until (but excluding) such date, the commitment fee in respect of the Sustainable Incremental Facility shall cease to accrue and be payable.
10.
Each Sustainable Incremental Facility Lender agrees to assume and will assume all of the obligations corresponding to the Sustainable Incremental Facility Commitment set opposite its name in the Schedule as if it had been an Original Lender under the Agreement in respect of that Sustainable Incremental Facility Commitment.
11.
On the Establishment Date, each Sustainable Incremental Facility Lender becomes party to the relevant Finance Documents as a Lender.
12.
Each Sustainable Incremental Facility Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in clause 8.12 (Limitation of responsibility) of the Agreement.
13.
Each Sustainable Incremental Facility Lender undertakes towards the Company and the Agent to deliver a duly completed and executed Sustainable Incremental Facility Lender Certificate to the Agent as soon as possible after the date of this Sustainable Incremental Facility Notice and in any event no later than by the Establishment Date.
14.
This Sustainable Incremental Facility Notice is irrevocable and unconditional.
15.
Each Obligor and the Pledgor agrees and acknowledges that, save as expressly provided under the terms of this Sustainable Incremental Facility Notice, the Agreement and each other Finance Document remains and shall continue in full force and effect.

16.
This Sustainable Incremental Facility Notice may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Sustainable Incremental Facility Notice.
17.
This Sustainable Incremental Facility Notice and any non-contractual obligations arising out of or in connection with it are governed by English law.
18.
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Sustainable Incremental Facility Notice (including a dispute relating to the existence, validity or termination of this Sustainable Incremental Facility Notice or any non-contractual obligations arising out of or in connection with this Sustainable Incremental Facility Notice) (a “Dispute”). The parties to this Sustainable Incremental Facility Notice (each being a “Party”) agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

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19.
This Sustainable Incremental Facility Notice has been entered into on the date stated at the beginning of this Sustainable Incremental Facility Notice.

The Schedule

Name of Sustainable Incremental Facility Lender	Sustainable Incremental Facility Commitment
Morgan Stanley Senior Funding, Inc	SEK 328,250,000
J.P. Morgan SE	SEK 231,500,000
BNP Paribas SA, Bankfilial Sverige	SEK 96,750,000
Nordea Bank Abp, filial i Sverige	SEK 96,750,000
Coöperatieve Rabobank U.A.	SEK 96,750,000
Total: SEK 850,000,000

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OATLY GROUP AB (PUBL)

as the Company

/s/ Toni Petersson

Name: Toni Petersson

Capacity: Authorised signatory

OATLY AB

as Original Borrower and Obligors’ Agent

/s/ Toni Petersson

Name: Toni Petersson

Capacity: Authorised signatory

CEREAL BASE CEBA AKTIEBOLAG

as Pledgor

/s/ Toni Petersson

Name: Toni Petersson

Capacity: Authorised signatory

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Morgan Stanley Senior Funding, Inc

/s/ Michael King

By: Michael King, Vice President By:

J.P. Morgan SE

/s/ Nia Douglas /s/ Lea Marie Burek

By: Nia Douglas, Executive Director By: Lea Marie Burek, Vice President

BNP Paribas SA, Bankfilial Sverige

/s/ Sebastian Frisk /s/ Tanguy Bret

By: Sebastian Frisk By: Tanguy Bret, COO Nordic Region

Nordea Bank Abp, filial i Sverige

/s/ Einar Erici /s/ Oskar Hjärpe

By: Einar Erici, Director By: Oskar Hjärpe, Senior Legal Counsel

Coöperatieve Rabobank U.A.

/s/ B. Fransen /s/ P.V. Heck

By: B. Fransen, Executive Director, Proxy AB By: P.V. Heck, Director, Proxy B

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This document is accepted as a Sustainable Incremental Facility Notice for the purposes of the Agreement by the Agent and the Establishment Date is confirmed as 28 June 2022.

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)

/s/ Penny Neville-Park /s/ Andrew Moore

By: Penny Neville-Park By: Andrew Moore

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